UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2025

HEARTCORE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41272	87-0913420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identiﬁcation No.)

1-2-33, Higashigotanda, Shinagawa, Tokyo, Japan
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +81-3-6409-6966

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HTCR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Equity Purchase Agreement and Registration Rights Agreement

On June 30, 2025, HeartCore Enterprises, Inc. (the “Company”) and Crom Structured Opportunities Fund I, LP, a Delaware limited partnership (the “Purchaser” and collectively “the Parties”), entered into an Equity Purchase Agreement (the “Purchase Agreement”), pursuant to which the Purchaser has committed to purchasing up to Twenty-Five Million Dollars ($25,000,000.00) in aggregate gross purchase price of newly issued fully paid shares of the Company’s Common Stock, par value $0.0001 (the “Advance Shares”).

Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right, but not the obligation, to sell to Purchaser, and Purchaser is obligated to purchase, up to $25,000,000 in shares of the common stock of the Company, subject to the conditions and limitations in the Purchase Agreement including beneficial ownership limitations. Such sales of common stock of the Company, if any, will be subject to certain limitations, and may occur from time to time, the sole discretion of the Company, over the 24-month period commencing on the date that the Purchase Agreement is executed (the “Execution Date”).

After the Execution Date, on any business day, by the delivery of notice to the Purchaser, the Company may direct the Purchaser to purchase between $25,000 and $500,000 worth of shares, at a purchase price of 50% of the average daily trading volume, calculated as (7) Trading Days immediately preceding the respective Advance Date (excluding the single highest volume Trading Day and the single lowest volume Trading Day from such calculation) multiplied by the lowest VWAP of the Company’s Common Stock on the Principal Market during the seven (7) Trading Days immediately preceding the respective Advance Date (each a “Purchase”). Each Purchase is subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement.

The Purchase Agreement further states that, under applicable Nasdaq rules, the Company may not issue or sell to the Purchaser under the Purchase Agreement more than 19.99% of the shares of the Company’s common stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (i) we obtain stockholder approval to issue shares in excess of the Exchange Cap.

The Company has agreed not to effect any issuance of, or enter into any agreement to effect any issuance of, shares of common stock or common stock equivalents involving an “equity line of credit” or a “variable rate transaction,” as such term is defined the Purchase Agreement. The Purchaser agreed not to cause or engage in any manner whatsoever, any direct or indirect, short selling of or hedging with respect to our common stock during the term of the Purchase Agreement. The Company may terminate the Purchase Agreement at any time after the Execution Date, at no cost or penalty.

A Registration Rights Agreement for the Advance Shares was entered on June 30, 2025, whereby the Company shall use its commercially reasonable efforts to prepare and file, within thirty (30) calendar days from the date of the Purchase Agreement, the SEC an initial Registration Statement covering the maximum number of Registrable Securities as shall be permitted to be included thereon in accordance with applicable SEC rules, regulations and interpretations so as to permit the resale of such Advance Shares by the Investor.

Securities Purchase Agreement and Registration Rights Agreement

In addition to the Purchase Agreement, on June 30, 2025, the Company and Purchaser executed a Securities Purchase Agreement (the “SPA”). According to the terms of the SPA, the Company shall issue to Purchaser, and Purchaser shall purchase from the Company, from time to time as provided therein, 2,000 Preferred Shares at a purchase price equal to $1,000 per share of Series A Convertible Preferred Stock ($2,000,000 in the aggregate), with each such Preferred Share having a stated value of $1,100 (the “Conversion Shares”), closing on June 30, 2025 (the “Closing”).

In connection with executing the SPA, for no additional consideration, at Closing, the Purchaser shall be issued seven hundred fifty thousand (750,000) shares of Common Stock (the “Investor Shares”).

A Registration Rights Agreement for the Conversion Shares was also executed on June 30, 2025, whereby the Company shall use its commercially reasonable efforts to prepare and file, within thirty (30) calendar days from the date of the SPA, the SEC an initial Registration Statement covering the maximum number of Registrable Securities as shall be permitted to be included thereon in accordance with applicable SEC rules, regulations and interpretations so as to permit the resale of such Conversion Shares by the Investor.

Each of the Purchase Agreement, the SPA and the Registration Rights Agreements contain customary representations, warranties, conditions, covenants, and indemnification obligations of the parties.

The foregoing summary of the material terms of the Purchase Agreement, the SPA and the Registration Rights Agreements, and does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, copies of which are attached to this report, and each of which is incorporated herein in its entirety by reference and which are herewith as Exhibits 10.1, 10.2, 10.3, and 10.4 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is incorporated by reference into this Item 3.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock

On June 30, 2025, the Company filed a Certificate of Designations of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock (“Certificate of Designation”) with the Secretary of State of the State of Delaware. The number of shares of HCWC Preferred Stock designated is 2,000 and each share of Series A Convertible Preferred Stock has a stated value equal to $1,100 (the “Stated Value”).

The Series A Convertible Preferred Stock shall have voting rights on as converted basis. However, as long as any shares of Series A Convertible Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Convertible Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series A Convertible Preferred Stock or alter or amend the Certificate of Designation, (b) increase the number of authorized shares of Series A Convertible Preferred Stock, or (c) enter into any agreement with respect to any of the foregoing.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary that is not a Fundamental Transaction (as defined in the Certificate of Designation), shall receive an amount per share equal to the greater of (i) the Stated Value plus all accrued and unpaid Dividends thereon or (ii) the amount that such Holder would receive if such Holder converted all of its shares of Series A Preferred Stock into Common Stock immediately prior to such liquidation, dissolution or winding up. If, upon any such liquidation, dissolution or winding up, the assets and funds available for distribution among the Holders of the Series A Preferred Stock shall be insufficient to permit the payment to such Holders of the full preferential amount aforesaid, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the Holders of the Series A Preferred Stock in proportion to the amount that each such Holder is entitled to receive.

The conversion price in effect on any conversion date shall be equal to 90% of the average of the two lowest volume-weighted average prices (the “VWAP”) of the Common Stock on the Nasdaq Stock Market (or such other national securities exchange on which the Common Stock is then listed) for the five Trading Days immediately preceding the date of the conversion notice delivered by the Holder of Series A Preferred Stock (the “Conversion Notice Date”), with such VWAP and resulting Conversion Price being subject to equitable adjustments for any stock splits or combinations occurring with respect to the Common Stock during such measurement period.

The foregoing description of the Series A Convertible Preferred Stock is not complete and is qualified in its entirety by reference to the full text of the Company’s Certificate of Designations of Preferences, Rights of Series A Convertible Preferred Stock, which is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On July 1, 2025, the Company issued a press release announcing that the Company had entered into the SPA and Purchase Agreement, and that the proceeds were to be used to support software growth initiatives of the Company.

The press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein. The information contained in the press release is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description
3.1	HeartCore Enterprises, Inc. Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock.
10.1	Equity Purchase Agreement, dated June 30, 2025, by and between Heartcore Enterprises Inc. and Crom Structured Opportunities Fund I, LP
10.2	Registration Rights Agreement for Advance Shares, dated June 30, by and between Heartcore Enterprises Inc. and Crom Structured Opportunities Fund I, LP
10.3	Share Purchase Agreement, dated June 30, 2025, by and between Heartcore Enterprises Inc. and Crom Structured Opportunities Fund I, LP
10.4	Registration Rights Agreement for Conversion Shares, dated June 30, by and between Heartcore Enterprises Inc. and Crom Structured Opportunities Fund I, LP
99.1	Press release issued by the registrant on July 1, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 1, 2025	HEARTCORE ENTERPRISES, INC.

	By:	/s/ Sumitaka Yamamoto
Sumitaka Yamimoto
Chief Executive Officer

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